                                                                    EXHIBIT 12.1




Ratio of Earnings to Combined Fixed Charges and Preferred Dividends



                                                                              Year Ended December 31,
                                                        -----------------------------------------------------------------
                                                           1995           1996         1997          1998           1999

                                                                           (in thousands except ratios)
Fixed Charges:
     Interest expensed                                  $   2,004     $   9,803     $  28,792     $  73,182     $ 125,435
     Capitalized interest                                      --         1,330         1,019         4,542         5,249
     Amortized premiums and discounts related to debt                                                   396           952
     Amortized capitalized expense related to debt             --            20            35            50           544
     Preference security dividends                             --         7,734        11,797        21,423        24,735
                                                        ---------     ---------     ---------     ---------     ---------
     Fixed charges                                      $   2,004     $  18,887     $  41,643     $  99,593     $ 156,916
                                                        =========     =========     =========     =========     =========


Earnings:
     Income from continuing operations                   $ 15,322     $  48,881     $  69,652     $ 124,414     $ 136,889
     Income from equity investees                                        (2,010)       (6,963)       (7,017)       (8,484)
     Fixed charges                                          2,004        18,887        41,643        99,593       156,916
     Amortization of capitalized interest                      --            20            35            50           544
     Distributed income of equity investees                               1,954         4,211         7,017         8,484

Less:
     Capitalized Interest                                      --        (1,330)       (1,019)       (4,542)       (5,249)
     Earnings                                           $  17,326     $  66,402     $ 107,559     $ 219,515     $ 289,099
                                                        =========     =========     =========     =========     =========

Ratio of Earnings to Combined Fixed Charges
  and Preferred Dividends                                     8.6%          3.5%          2.6%          2.2%          1.8%



                                                                                                    Pro Forma
                                                                                                   (Unaudited)
                                                            Six Months Ended           ------------------------------------
                                                                 June 30,                         Twelve Months  Six Months
                                                               (Unaudited)            Year ended      Ended        Ended
                                                          -----------------------     December 3     June 30,     June 30,
                                                             1999          2000        12/31/99        2000         2000

                                                                           (in thousands except ratios)
Fixed Charges:
     Interest expensed                                    $  59,172     $  77,644     $ 141,427     $ 149,925     $  76,856
     Capitalized interest                                     3,234           497         5,249         2,512           497
     Amortized premiums and discounts related to debt           494           446           952           904           446
     Amortized capitalized expense related to debt              374           586           544           426           229
     Preference security dividends                           13,987        18,551        24,725        24,725        12,358
                                                          ---------     ---------     ---------     ---------     ---------
     Fixed charges                                        $  77,261     $  97,724     $ 172,897     $ 178,492     $  90,386
                                                          =========     =========     =========     =========     =========


Earnings:
     Income from continuing operations                    $  81,521     $ (12,372)    $ 107,844     $  88,462     $  45,560
     Income from equity investees                            (6,429)       (6,190)       (8,633)       (6,779)       (6,190)
     Fixed charges                                           77,261        97,724       172,897       178,492        90,386
     Amortization of capitalized interest                       374           586           544           426           229
     Distributed income of equity investees                   6,429         6,190         8,633         8,394         6,190

Less:
     Capitalized Interest                                    (3,234)         (497)       (5,249)       (2,512)         (497)
     Earnings                                             $ 155,922     $  85,441     $ 276,036     $ 266,483     $ 135,678
                                                          =========     =========     =========     =========     =========

Ratio of Earnings to Combined Fixed Charges
  and Preferred Dividends                                       2.0%          0.9%          1.6%          1.5%          1.5%



Ratio of earnings to combined fixed charges and preferred stock 2000 Reformated